As filed with the Securities and Exchange Commission on February 28, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NORTHERN OIL AND GAS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	95-3848122
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4350 Baker Road, Ste 400

Minnetonka, Minnesota 55343

(952) 476-9800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Erik J. Romslo

Chief Legal Officer and Secretary

4350 Baker Road, Ste 400

Minnetonka, Minnesota 55343

(952) 476-9800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Matthew R. Pacey, P.C.

Bryan D. Flannery

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Tel: (713) 836-3600

Fax: (713) 836-3601

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐
Non-Accelerated Filer	☐	Smaller Reporting Company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

Northern Oil and Gas, Inc.

1,939,998 Shares of Common Stock

Warrants to Purchase 1,939,998 Shares of Common Stock

This prospectus covers the offer, resale or other disposition from time by the selling securityholders named herein of (i) warrants (each, a “Warrant” and, collectively, the “Warrants”) to purchase up to 1,939,998 shares of our common stock, par value $0.001 per share (“common stock”), and (ii) 1,939,998 shares of our common stock underlying the Warrants (the “Warrant Shares”). The Warrants and Warrant Shares are collectively referred to herein as the “Securities.” We are not selling any Securities under this prospectus and will not receive any proceeds from the sale of Securities by the selling securityholders. Upon any exercise of the Warrants, however, we will receive the exercise price of the Warrants. We intend to use those proceeds, if any, for general corporate purposes.

We are registering these Warrants and Warrant Shares for sale by the selling securityholders pursuant to a registration rights agreement, dated as of January 27, 2022 (the “Veritas Registration Rights Agreement”), which we entered into in connection with the closing of an acquisition (the “Veritas Acquisition”) of non-operated oil and gas properties, interests and related assets located in the Permian Basin (the “Veritas Assets”) from Veritas TM Resources, LLC, Veritas Permian Resources, LLC, Veritas Lone Star Resources, LLC, and Veritas MOC Resources, LLC (collectively, “Veritas”).

The Warrants and Warrant Shares may be sold by the selling securityholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale, you should refer to the section of this prospectus entitled “Plan of Distribution.”

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully read this prospectus and any amendments or supplements, together with the additional information described under the heading “Where You Can Find More Information,” before you invest.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “NOG.” On February 25, 2022, the closing sale price of our common stock was $23.60 per share. There is no established trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to list the Warrants on any securities exchange or automated quotation system.

Investing in our securities involves risks. You should consider the risk factors referred to in the section entitled “Risk Factors” on page 2 of this prospectus and in any prospectus supplement hereto, as well as documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 28, 2022.

The distribution of this prospectus and the applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or “SEC,” using a “shelf” registration process. Under this process, the selling securityholders may, from time to time, sell the Securities described in this prospectus in one or more offerings or resales.

You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither we nor any agent or selling securityholder has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. You should read this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find More Information” before you decide to invest in our securities.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site mentioned under the heading “Where You Can Find More Information.”

When we refer to “our company,” “we,” “us” or “our” in this prospectus or when we otherwise refer to ourselves in this prospectus, we mean Northern Oil and Gas, Inc., a Delaware corporation.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available at the website of the SEC at http://www.sec.gov. We also furnish our stockholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at www.northernoil.com. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. Information contained on, or that is or becomes accessible through, our website does not constitute a part of this prospectus. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before the termination of the offering under this prospectus (in each case, other than portions of those documents that are either (i) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K or (ii) otherwise deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 25, 2022;

•

our Definitive Proxy Statement on Schedule 14A for the 2021 Annual Meeting of Stockholders filed with the SEC on April 13, 2021 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2020);

•	our Current Reports on Form 8-K filed with the SEC on each of January 31, 2022 and February 14, 2022, and on Form 8-K/A filed with the SEC on February 25, 2022; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 14, 2022, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Erik J. Romslo

Chief Legal Officer and Secretary

Northern Oil and Gas, Inc.

4350 Baker Road, Ste 400

Minnetonka, Minnesota 55343

(952) 476-9800

You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of those documents.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We are including the following discussion to inform our existing and potential security holders generally of some of the risks and uncertainties that can affect our company and to take advantage of the “safe harbor” protection for forward-looking statements that applicable federal securities law affords.

From time to time, our management or persons acting on our behalf may make “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, to inform existing and potential security holders about our company. All statements other than statements of historical facts included or incorporated by reference in this prospectus regarding our financial position, business strategy, plans and objectives of management for future operations, industry conditions, indebtedness covenant compliance, capital expenditures, production, cash flow, borrowing base under our revolving credit facility, our intention or ability to pay or increase dividends on our capital stock, and impairment are forward-looking statements. Forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production, sales, market size, collaborations, cash flows, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices, the pace of drilling and completions activity on our current properties and properties pending acquisition, the effects of the COVID-19 pandemic and related economic slowdown, infrastructure constraints and related factors affecting our properties, cost inflation or supply chain disruptions, ongoing legal disputes over and potential shutdown of the Dakota Access Pipeline, our ability to acquire additional development opportunities, potential or pending acquisition transactions, the projected capital efficiency savings and other operating efficiencies and synergies resulting from our acquisition transactions, integration and benefits of property acquisitions, or the effects of such acquisitions on our company’s cash position and levels of indebtedness, changes in our reserves estimates or the value thereof, disruptions to our company’s business due to acquisitions and other significant transactions, general economic or industry conditions, nationally and/or in the communities in which our company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to consummate any pending acquisition transactions, other risks and uncertainties related to the closing of pending acquisition transactions, our ability to raise or access capital, cyber-related risks, changes in accounting principles, policies or guidelines, financial or political instability, health-related epidemics, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting our company’s operations, products and prices.

We have based any forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, results actually achieved may differ materially from expected results described in these statements. You should consider carefully the statements in this prospectus under the heading “Risk Factors” and the section entitled “Item 1A. Risk Factors” and other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as updated by subsequent reports we file with the SEC, which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements.

Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as may be required by applicable law or regulation, we do not undertake, and specifically disclaim, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the SEC, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. All forward-looking statements, expressed or implied, included or incorporated by reference in this prospectus are expressly qualified in their entirety by this cautionary statement.

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SUMMARY

Our Company

We are an independent energy company engaged in the acquisition, exploration, development and production of oil and natural gas properties in the United States, primarily in the Williston Basin, the Appalachian Basin and the Permian Basin. We believe the location, size and concentration of our acreage positions in some of North America’s leading unconventional oil and gas resource plays provide us with drilling and development opportunities that will result in significant long term value.

Our primary focus is investing in non-operated minority working and mineral interests in oil and gas properties, with a core area of focus in three premier basins within the United States. As a non-operator, we are able to diversify our investment exposure by participating in a large number of gross wells, as well as entering into additional project areas by partnering with numerous experienced operating partners or pursuing value enhancing acquisitions. In addition, because we can generally elect to participate on a well by well basis, we believe we have increased flexibility in the timing and amount of our capital expenditures because we are not burdened with various contractual arrangements with respect to minimum drilling obligations. Further, we are able to avoid exploratory and infrastructure costs incurred by many oil and gas producers.

We seek to create value through strategic acquisitions and partnering with operators who have significant experience in developing and producing hydrocarbons in our core areas. We have more than 50 experienced operating partners that provide technical insights and opportunities for acquisitions. Across these operators, no single operator represented more than 20% of our fourth quarter 2021 oil and natural gas sales.

Prior to 2020, we focused our operations exclusively on oil-weighted properties in the Williston Basin. We first expanded beyond the Williston Basin in 2020, with several small acquisitions in the Permian Basin. Since then, we have accelerated our diversification outside the Williston Basin via several larger acquisitions, including our April 2021 acquisition of natural gas properties in the Appalachian Basin, our August 2021 acquisition of oil and gas properties in the Permian Basin, and our January 2022 acquisition of oil and gas properties in the Permian Basin. We have also added to our legacy position, with our November 2021 acquisition of oil and gas properties in the Williston Basin.

We were initially incorporated in Minnesota in 2010 as the successor to a business formed in 2007, and we converted from a Minnesota corporation to a Delaware corporation in May 2018. Our executive offices are located at 4350 Baker Road, Ste 400, Minnetonka, MN 55343, and our telephone number is 952-476-9800.

This Offering

This prospectus covers the offer, resale or other disposition from time by the selling securityholders named herein of (i) Warrants to purchase up to 1,939,998 shares of our common stock, which were issued by us to the selling securityholders as partial consideration in connection with the Veritas Acquisition, and (ii) 1,939,998 Warrant Shares underlying the Warrants. As part of the Veritas Acquisition, pursuant to the Veritas Registration Rights Agreement, we agreed to file the registration statement of which this prospectus forms a part to register the sale by the selling securityholders of the Warrants and the Warrant Shares.

The selling securityholders will determine when and how they sell the Warrants or Warrant Shares offered in this prospectus, as described in this prospectus under the heading “Plan of Distribution.” See the section entitled “Selling Securityholders” in this prospectus for additional information concerning the selling securityholders. We will not receive any of the proceeds from the sale of the Warrants or Warrant Shares being offered pursuant to this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and additional information (i) set forth below, (ii) set forth in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated, or deemed to be incorporated, by reference into this prospectus, and in the other documents that we file with the SEC and are incorporated by reference in this prospectus and (iii) contained in or incorporated by reference into any applicable prospectus supplement. Our business, financial condition or results of operations could be materially and adversely affected by any of those risks. In such case, the trading price of our securities could decline and investors could lose all or part of their investment. See the section entitled “Where You Can Find More Information” in this prospectus.

Risk Factors Relating to the Warrants

There is no public market for the Warrants.

There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrants on any national securities exchange or automated quotation system. Without an active market, the liquidity of the Warrants will be limited.

Holders of our Warrants will have no rights as a common stockholder until such holders exercise their Warrants and acquire our common stock.

Until you acquire shares of our common stock upon exercise of your Warrants, you will have no rights with respect to the shares of our common stock underlying such Warrants. Upon exercise of your Warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The Warrants do not automatically exercise, and any Warrant not exercised prior to the expiration date will expire unexercised.

The Warrants do not automatically exercise upon expiration. You are entitled to exercise the full number of Warrants registered in your name or any portion thereof. Any Warrant that you do not exercise prior to the expiration date will expire unexercised and you will not receive any shares of our common stock.

We shall not be required to issue Warrant Shares upon the exercise of any Warrants unless such issuance is pursuant to a valid exemption from the registration requirements under the Securities Act.

The terms of the Warrants provide that you may not exercise your Warrants, and we shall not be required to issue Warrant Shares upon any exercise of your Warrants, unless the issuance of Warrant Shares upon such exercise is pursuant to a valid exemption from the registration requirements under the Securities Act and you have provided us certain representations or such other evidence of the availability of such an exemption reasonably satisfactory to us. In addition, any transferee of your Warrants shall be required to acknowledge the foregoing restriction upon their acquisition thereof.

USE OF PROCEEDS

We are registering the Warrants and the Warrant Shares on behalf of the selling securityholders, to be offered and sold by the selling securityholders from time to time. We will not receive any of the proceeds from the sale of the Warrants or the Warrant Shares from time to time by the selling securityholders. Upon any exercise of the Warrants, however, we will receive the exercise price of the Warrants. We intend to use those proceeds, if any, for general corporate purposes.

We have agreed to pay all costs, expenses and fees relating to the registration of the Warrants and the Warrant Shares covered by this prospectus. These may include, without limitation, all registration and filing fees, fees and expenses of our counsel and accountants, and blue sky fees and expenses. Other than certain fees and disbursements of the selling securityholders’ counsel, the selling securityholders will pay any underwriting discounts and commissions and expenses incurred for brokerage, accounting, tax or legal services or any other expenses incurred in disposing of the Warrants and the Warrant Shares covered hereby.

DESCRIPTION OF CAPITAL STOCK

Our capital stock may be offered directly or in connection with the conversion, exchange or exercise of other securities. The summary of general terms and provisions of our capital stock set forth below does not purport to be complete and is subject to and qualified by reference to our Restated Certificate of Incorporation, as amended by the Certificate of Amendment, dated September 18, 2020 (as so amended, our “restated certificate of incorporation”), Certificate of Designation for our preferred stock, as originally filed with the Delaware Secretary of State on November 22, 2019, as amended through the date of this prospectus (the “Certificate of Designation”), and Bylaws (the “Bylaws,” and together with our restated certificate of incorporation and Certificate of Designation, our “Charter Documents”). For additional information, please read our Charter Documents, which we have filed as exhibits to the registration statement of which this prospectus forms a part, and the applicable provisions of the Delaware General Corporation Law (the “DGCL”).

Authorized Capital Stock

As of February 21, 2022, our authorized capital stock consists of 140,000,000, including (i) 135,000,000 shares of common stock, par value $0.001 per share (“common stock”), and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share (“preferred stock”), of which, we have designated 2,218,732 shares as “Series A Preferred Stock.”

Common Stock

Shares Outstanding

As of February 21, 2022, 77,341,129 shares of common stock were issued and outstanding. All of the outstanding shares of common stock are validly issued, fully paid, and non-assessable.

Voting Rights

The holders of shares of common stock have the exclusive power to vote on all matters presented to our stockholders unless Delaware law or a certificate of designation for an outstanding series of our preferred stock gives the holders of that series of preferred stock the right to vote on certain matters. Each holder of shares of common stock is entitled to one vote per share.

Except with respect to the election of directors or as otherwise required by law, all questions submitted to a vote of our stockholders are decided by the affirmative vote of the holders of the greater of (a) a majority of the voting power of the shares present and entitled to vote on that item of business or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at a duly held meeting of stockholders. Directors are elected by a plurality of the voting power of the shares present and entitled to vote on the election of directors at a meeting at which a quorum is present, and stockholders are not entitled to cumulate their votes for the election of directors.

Dividend Rights

Subject to any prior rights of any preferred stock then outstanding, the holders of shares of common stock are entitled to receive dividends ratably out of funds legally available, when and if declared by our board of directors.

Liquidation Rights

Upon any liquidation, dissolution or winding up of us, voluntary or involuntary, after the payment in full of all amounts to which the holders of shares of preferred stock shall be entitled and payment or provision for payment of our debts, our remaining assets to be distributed to the holders of common stock shall be distributed equally, on a per share basis, among the holders of the shares of common stock.

No Preemptive, Redemption or Convertible Rights

The holders of common stock shall have no preemptive rights to subscribe to any or all additional issues of common stock or any of our securities convertible into common stock. The common stock is not redeemable nor convertible.

Listing

The common stock is currently listed on the NYSE under the symbol “NOG.”

Preferred Stock

Unless required by law or by any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by our stockholders. Our board of directors is able to determine, with respect to any series of preferred stock, the terms and rights of that series. If we offer preferred stock, the applicable prospectus supplement will describe the terms, including the following if applicable:

•	the designation of the series;

•	the number of shares of the series;

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

•

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

Accordingly, we could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of common stockholders might believe to be in their best interests or in which common stockholders might receive a premium for their common stock over the market price of the common stock.

Series A Preferred Stock

Shares Outstanding

As of February 21, 2022, 2,218,732 shares of Series A Preferred Stock were issued and outstanding. The Series A Preferred Stock is not registered under Section 12 of the Exchange Act. The holders of Series A Preferred Stock have no preemptive or preferential right to purchase or subscribe to stock, obligations, warrants or our other securities.

Voting Rights

Series A Preferred Stock does not have any voting rights other than with respect to certain fundamental changes in the terms of Series A Preferred Stock and as otherwise required by applicable law. However, if dividends on Series A Preferred Stock or dividends on any other series of preferred stock or preference securities that ranks equally with Series A Preferred Stock as to payment of dividends and with similar voting rights are in arrears and unpaid for three or more semi-annual dividend periods, then the holders of Series A Preferred Stock, voting as a single class with any other series of preferred stock or preference securities having similar voting rights that are exercisable (and with voting rights allocated pro rata based on the liquidation preference of Series A Preferred Stock and each such other series of preferred stock or preference securities), will be entitled at our next regular or special meeting of stockholders to elect two additional directors to our board of directors. Upon the election of any additional directors, the number of directors that comprise our board of directors shall be increased by such number of additional directors.

Dividend Rights

Holders of Series A Preferred Stock, are entitled to receive, if declared by our board of directors out of funds legally available for payment, cumulative dividends at a rate per annum of 6.5% on the sum of (i) the liquidation preference of $100 per share of Series A Preferred Stock plus (ii) all accumulated and unpaid dividends on such share, whether or not declared. Dividends on Series A Preferred Stock are payable semi-annually in arrears on May 15 and November 15 of each year, which commenced on May 15, 2020. Shares of Series A Preferred Stock have priority over common stock with regard to the payment of dividends.

Liquidation Rights

Series A Preferred Stock has a liquidation preference in the amount of $100 per share of Series A Preferred Stock, plus an amount equal to all accumulated and unpaid dividends on the shares (including dividends accrued and unpaid on previously unpaid dividends), whether or not declared, to, but not including, the date fixed for liquidation, winding-up or dissolution.

Conversion Rights

Holders of Series A Preferred Stock may convert any or all of their shares of Series A Preferred Stock at any time based on a conversion rate of 4.363 shares of common stock per share of Series A Preferred Stock (which is equivalent to a conversion price of approximately $22.92 per share of common stock), subject to adjustment. We may, at any time, give notice of our election to cause all or any portion of the outstanding shares of Series A Preferred Stock to be automatically converted into shares of common stock if the closing sale price of common stock equals or exceeds 145% of the conversion price for at least 20 trading days (whether or not consecutive) in a period of 30 consecutive trading days, including the last trading day of such 30 trading day period, ending on, and including, the trading day immediately preceding the business day on which we issue a press release announcing the mandatory conversion of Series A Preferred Stock, in which case each holder will receive on the mandatory conversion date, for each share of Series A Preferred Stock being converted, a number of shares of common stock equal to (i) the conversion rate, plus (ii) the amount of any accumulated and unpaid dividends on such converted share through the conversion date (including dividends accrued and unpaid on previously unpaid dividends), whether or not declared, divided by the conversion price (together with a cash payment in lieu of any fractional share).

Anti-Takeover Provisions

Advance Notice Requirements for Director Nominations and Stockholder Proposals

The Bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to our corporate secretary.

Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days prior to the first anniversary of the previous year’s annual meeting. The Bylaws also specify requirements as to the form and content of a stockholder’s notice.

These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders and may delay, deter or prevent tender offers or takeover attempts that stockholders may believe are in their best interests, including tender offers or attempts that might allow stockholders to receive premiums over the market price of their common stock.

Issuance of Preferred Stock

Our board of directors can at any time, under our restated certificate of incorporation, and without stockholder approval, issue one or more new series of preferred stock. In some cases, the issuance of preferred stock without stockholder approval could discourage or make more difficult attempts to take control of our company through a merger, tender offer, proxy contest or otherwise. Preferred stock with special voting rights or other features issued to persons favoring our management could stop a takeover by preventing the person trying to take control of our company from acquiring enough voting shares necessary to take control.

Special Meetings of Stockholders

The Bylaws provide that a special meeting of stockholders may be called only by our board of directors.

Anti-Takeover Provisions of the Delaware General Corporation Law

As a Delaware corporation, we are subject to Section 203 of the DGCL. This provision provides that a corporation that is listed on a national securities exchange or that has more than 2,000 stockholders is not permitted to engage in a business combination with any interested stockholder, generally a person who owns 15% or more of the outstanding shares of a corporation’s voting stock, for three years after the person became an interested stockholder, unless (a) before the person became an interested stockholder, the board of directors approved either the transaction resulting in a person becoming an interested stockholder or the business combination, (b) upon consummating the transaction which resulted in the person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans), or (c) on or after the date the person becomes an interested stockholder, the business combination is approved by the board of directors and at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the corporation’s outstanding voting stock which is not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to specific business combinations proposed by an interested stockholder following the announcement or notification of designated extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if a majority of the directors who were directors prior to any person’s becoming an interested stockholder during the previous three years, or were recommended for election or elected to succeed those directors by a majority of those directors, approve or do not oppose that extraordinary transaction.

Veritas Registration Rights Agreement

In connection with the closing of the Veritas Acquisition, on January 27, 2022 (the “Closing Date” or the “Issue Date”), we entered into the Veritas Registration Rights Agreement with the selling securityholders, pursuant to which, among other things and subject to the terms and conditions set forth therein, we agreed to register for resale the Warrants and the Warrant Shares. Pursuant to the Veritas Registration Rights Agreement, as soon as reasonably practicable after the Closing Date (and in any event no later than the earlier to occur of (i) the sixtieth business day following the Closing Date and (ii) the first business day following the filing with the SEC of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021), we are required to prepare and file a registration statement with the SEC to permit the public resale of the Warrants and the Warrant Shares, to use our reasonable best efforts to cause such registration statement to become effective as soon as reasonably practicable after the filing thereof and to maintain the effectiveness of such registration statement until the Securities cease to be “Registrable Securities,” as such term is defined in the Veritas Registration Rights Agreement. We are filing the registration statement, of which this prospectus is a part, with the SEC to register the disposition of the Warrants and Warrant Shares, pursuant to our obligations under the Veritas Registration Rights Agreement.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company.

DESCRIPTION OF WARRANTS

On the Issue Date, we issued 1,939,998 Warrants to the selling securityholders as partial consideration for the Veritas Assets. The Veritas Warrants are exercisable for, in the aggregate, 1,939,998 shares of our common stock, at an exercise price of $28.30 per share. The number of Warrant Shares issuable in respect of the Warrants, and the exercise price thereof, are subject to adjustment as a result of certain anti-dilution provisions contained in the Warrants. In addition to the Warrants, as of February 21, 2022, we have outstanding warrants exercisable for, in the aggregate, 3,276,582 shares of our common stock, at an exercise price of $13.8864 per share (subject to adjustment as a result of certain anti-dilution provisions contained in such warrants), with such warrants exercisable, in whole or in part, until April 1, 2028.

In connection with the closing of the Veritas Acquisition, on the Issue Date, we entered into the Veritas Registration Rights Agreement with the selling securityholders, pursuant to which, among other things and subject to the terms and conditions set forth therein, we agreed to register for resale the Warrants and the Warrant Shares. Pursuant to the Veritas Registration Rights Agreement, as soon as reasonably practicable after the Closing Date (and in any event no later than the earlier to occur of (i) the sixtieth business day following the Closing Date and (ii) the first business day following the filing with the SEC of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021), we are required to prepare and file a registration statement with the SEC to permit the public resale of the Warrants and the Warrant Shares, to use our reasonable best efforts to cause such registration statement to become effective as soon as reasonably practicable after the filing thereof and to maintain the effectiveness of such registration statement until the Securities cease to be “Registrable Securities,” as such term is defined in the Veritas Registration Rights Agreement. We are filing the registration statement, of which this prospectus is a part, with the SEC to register the disposition of the Warrants and Warrant Shares, pursuant to our obligations under the Veritas Registration Rights Agreement.

The following is a summary of the general terms of the Warrants. This description is not complete and is subject to, and qualified in its entirety by reference to, the Warrant, a copy of which is filed as exhibit 4.3 to the registration statement of which this prospectus is a part.

Exercisability. The Warrants may be exercised, in whole or in part, at any time on any business day and from time to time during the period beginning on the date that is 90 days following the Issue Date and ending on January 27, 2029 (the “Expiration Date”), by surrendering the Warrant and delivering to us a duly completed and executed exercise agreement attached as an exhibit to the Warrant (an “Exercise Agreement”) and complying with the other procedures set forth in the Warrants. Unexercised Warrants will expire as of 5:00 p.m., Central Time, on the Expiration Date. The ability to exercise the Warrants is subject to a beneficial ownership limitation that the holder may not exercise such securities to the extent such exercise would cause such holder, together with its affiliates and attribution parties, to beneficially own a number of shares of our common stock that would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of our common stock issuable upon exercise of the Warrants which have not been exercised. This beneficial ownership limitation may be adjusted up or down, subject to providing advance notice to the Company; provided that any increases in beneficial ownership limitations only take effect upon 61 days advance notice.

Exercise Price. The Warrants have an exercise price of $28.30 per share.

Exercise. Upon the surrender to us of a holder’s Warrant(s) and our receipt of a duly completed and executed Exercise Agreement (including specifying the number of Warrant Shares to which the holder is entitled to purchase and the number of Warrant Shares to be purchased), payment in an amount equal to the aggregate exercise price and, if applicable, cash in an amount sufficient to satisfy any withholding tax, we shall issue to such holder the Warrant Shares issuable in respect of such exercise. Notwithstanding the foregoing, we shall not be required to issue Warrant Shares upon any exercise of the Warrants by any holder thereof unless the issuance of Warrant Shares upon such exercise is pursuant to a valid exemption from the registration requirements under the Securities Act and such holder has provided us certain representations or such evidence of the availability of such an exemption reasonably satisfactory to us. The Warrants do not provide for “net cash” or “net share” settlement.

No Fractional Shares. No fractional shares or scrip representing fractional shares will be issued upon the exercise of the Warrants. In lieu of any fractional share to which the holder would otherwise be entitled, the holder will be entitled to receive a cash payment determined according to the formula set forth in the Warrant.

Adjustments to Number of Shares and Exercise Price. The Warrants provide for proportional adjustment of the number and kind of securities issuable upon exercise of the Warrants and the per share exercise price upon the occurrence of certain events, such as forward stock splits, recapitalizations, combinations, reverse stock splits and similar events. The Warrants also contain certain anti-dilution protections providing for the adjustment of the number and kind of securities issuable upon exercise of the Warrants and the per share exercise price due to certain issuances of securities, certain distributions to holders of our common stock and certain repurchases of our common stock.

Business Combinations. In the case of any merger, consolidation or transfer of substantially all of our assets to any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof (“Business Combination”) or reclassification of our common stock, a holder’s right to receive our common stock upon exercise of the Warrants shall be converted into the right to exercise the Warrants to acquire the kind and amount of securities, cash or other assets that the holder would have owned immediately after the Business Combination if the holder had exercised the Warrants immediately before the effective date of the Business Combination or reclassification.

Transferability. Subject to applicable laws, the Warrants are freely transferable upon surrender of any such Warrant to us at our principle executive offices with a properly completed and duly executed assignment attached as an exhibit to the Warrant.

Rights as a Shareholder. Holders of the Warrants will not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Warrants.

No Listing. We do not plan on applying to list the Warrants on the NYSE, any other national securities exchange or any other nationally recognized trading system.

Registration. Pursuant to the Veritas Registration Rights Agreement, we have agreed to use reasonable best efforts to keep the registration statement of which this prospectus is a part continuously effective and in compliance with the Securities Act, and to prepare and file with the SEC any additional registration statements necessary in order to register for resale under the Securities Act all of the Warrants and Warrant Shares held by the selling securityholders, until, subject to certain exceptions, the Warrants and the Warrant Shares: (i) have been sold pursuant to an effective registration statement; (ii) have been disposed of pursuant to any section of Rule 144 under the Securities Act; (iii) are held by the Company or one of its subsidiaries or cease to be outstanding; (iv) have been sold or disposed of in a transaction in which the transferor’s rights under the Veritas Registration Rights Agreement are not assigned to the transferee of the Securities; or (v) become eligible for resale without restriction and without volume limitations or the need for current public information pursuant to any section of Rule 144 under the Securities Act.

Indemnification. Pursuant to the Veritas Registration Rights Agreement, subject to certain exceptions, we have agreed to indemnify and hold harmless the selling securityholders and each transferee of Securities that are “Registrable Securities,” as such term is defined in the Veritas Registration Rights Agreement, in accordance with the terms of the Veritas Registration Rights Agreement (each, a “Holder”), certain related persons and entities of each Holder, and each person, if any, who controls each Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in certain registration statements relating to the Securities (including the registration statement of which this prospectus forms a part), including any preliminary prospectus, free writing prospectus or final prospectus contained therein or relating thereto, or any amendments or supplements thereto, (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances, or (iii) arise out of or are based upon any violation or alleged violation by us of the Securities Act, the Exchange Act, any state securities law, or any rule or regulations promulgated under the Securities Act, or the Exchange Act or any state securities law applicable to us and relating to action or inaction required of us in connection with any such registration, qualification or compliance required under the Veritas Registration Rights Agreement. We have also agreed to reimburse each such person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding.

SELLING SECURITYHOLDERS

On the Issue Date, we issued Veritas Warrants to purchase up to 1,939,998 shares of our common stock at an exercise price of $28.30 per share as partial consideration for the Veritas Assets. The number of Warrant Shares issuable in respect of the Warrants and the per share exercise price are subject to adjustment as a result of certain anti-dilution provisions contained in the Warrants. In addition, in connection with the closing of the Veritas Acquisition, on the Issue Date, we entered into the Veritas Registration Rights Agreement with the selling securityholders, pursuant to which, among other things and subject to certain restrictions, we were required to file with the SEC a shelf registration statement for resale of the Warrants and the Warrant Shares underlying such Warrants. We are filing the registration statement, of which this prospectus is a part, with the SEC to register the disposition of the Warrants and Warrant Shares, pursuant to our obligations under the Veritas Registration Rights Agreement.

The table below sets forth information as of February 21, 2022, with respect to the selling securityholders for whom we are registering Warrants and Warrant Shares for sale to the public, the number of shares of common stock owned by the selling securityholders prior to this offering, the percentage of common stock owned by the selling securityholders prior to this offering, the number of Warrants and Warrant Shares being offered pursuant to this prospectus, the number of shares of our common stock owned by the selling securityholders upon completion of this offering, assuming all such securities are sold, and the percentage of common stock owned by the selling securityholders after this offering, assuming all such securities are sold.

In the table below, the number of shares of common stock that may be offered pursuant to this prospectus is the number of shares of common stock issuable pursuant to the Warrants without regard to any limitations on exercises. Pursuant to Rule 416 under the Securities Act, this prospectus also covers any additional shares of our common stock that may become issuable in connection with shares of common stock by reason of a stock dividend, stock split or other similar transaction effected without our receiving any cash or other value, which results in an increase in the number of shares of our common stock outstanding.

As used in this prospectus, the term “selling securityholders” includes the selling securityholders listed below, and any donees, pledgees, transferees or other successors in interest selling the Warrants or Warrant Shares received after the date of this prospectus from the selling securityholders. The number of shares in the column “Beneficially Owned Prior to Offering—Warrants—Number” represents all of the Warrant Shares that the selling securityholders may offer under this prospectus without regard to any limitations on exercises. The selling securityholders may sell some, all or none of their Warrants or Warrant Shares. The selling securityholders may sell or transfer all or a portion of their Warrants or Warrant Shares pursuant to an available exemption from the registration requirements of the Securities Act. We do not know how long the selling securityholders will hold the Warrants or Warrant Shares before selling them, and we currently have no agreements, arrangements or other understandings with the selling securityholders regarding the sale of any of the Securities.

To our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The number of securities shown represents the number of securities the person “beneficially owns,” as determined by the rules of the SEC. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A securityholder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement, or (4) the automatic termination of a trust, discretionary account or similar arrangement.

Under the terms of the Warrants, the selling securityholders may not exercise such securities to the extent such exercise would cause such selling securityholders, together with their affiliates and attribution parties, to beneficially own a number of shares of our common stock that would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of our common stock issuable upon exercise of the warrants which have not been exercised. This beneficial ownership limitation may be adjusted up or down, subject to providing advance notice to the Company; provided that any increases in beneficial ownership limitations only take effect upon 61 days advance notice.

The percentages reflect beneficial ownership immediately prior to and immediately after the completion of this offering as determined in accordance with Rule 13d-3 under the Exchange Act and are based on 77,341,129 shares of our common stock outstanding as of February 21, 2022.

The information in the table below (other than the percentages of our outstanding common stock beneficially owned) in respect of the selling securityholders was furnished by or on behalf of the selling securityholders and is as of the date hereof. Except as may be noted elsewhere in this prospectus relating to the Veritas Acquisition and the Veritas Registration Rights Agreement, the selling securityholders do not have, and within the past three years have not had, any material relationship with us or any of our affiliates. For additional information about our relationship with the selling securityholders, please see the documents incorporated by reference into this prospectus.

Information concerning the selling securityholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. No offer or sale under this prospectus may be made by a securityholder unless that holder is listed in the table below, in any supplement to this prospectus or in an amendment to the related Registration Statement that has become effective. We will supplement or amend this prospectus if applicable to include additional selling securityholders upon provision of all required information to us and subject to the terms of any relevant agreement between us and the selling securityholders.

	Beneficially Owned Prior to Offering			Offered Hereby		Beneficially Owned After Offering(1)
	Shares of Common Stock(2)(3)		Warrants	Shares of Common Stock(2)(3)	Warrants	Warrants	Shares of Common Stock
Selling Securityholder	Number	Percent	Number	Number	Number	Number	Number	Percent
Veritas Permian II, LLC(4)	1,776,177	2.2%	1,776,177	1,776,177	1,776,177	—	—	—
Veritas MOC Holdings, LLC(5)	163,821	*	163,821	163,821	163,821	—	—	—

*	Represents beneficial ownership of less than one percent of shares outstanding.
(1)	Assumes the selling securityholder sells all of its Warrants or Warrant Shares offered pursuant to this prospectus.
(2)

Includes Warrant Shares underlying Warrants that are exercisable within 60 days of the date hereof. The ability to exercise the Warrants is subject to a beneficial ownership limitation that, at the time of initial issuance of the Warrants, was capped at 4.99% beneficial ownership of the Company’s issued and outstanding common stock (post-exercise). These beneficial ownership limitations may be adjusted up or down, subject to providing advance notice to the Company, provided that any increases in beneficial ownership limitations only take effect upon 61 days advance notice. The number of shares of our common stock offered hereby as reflected in the selling securityholders table reflects the total number of shares potentially issuable underlying Warrants and does not give effect to these beneficial ownership limitations.

(3)	Consists solely of Warrant Shares issuable upon exercise of the Warrants.
(4)

Veritas Permian II, LLC is controlled by CEC-OIE Veritas II Holdings, LLC, which, in turn, is controlled jointly by Carnelian Veritas II Holdings, LLC and OIE Veritas II Holdings, LLC. As a result, Carnelian Veritas II Holdings, LLC and OIE Veritas II Holdings, LLC may be deemed to share beneficial ownership of these securities.

(5)	Veritas MOC Holdings, LLC is controlled by Veritas Permian II, LLC, its Managing Member. See the previous footnote for the beneficial ownership of Veritas Permian II, LLC.

PLAN OF DISTRIBUTION

We are registering the Warrants previously issued and the Warrant Shares issuable upon exercise of the Warrants to permit the resale of these Warrants and the Warrant Shares by the holders thereof and holders of the Warrants and Warrant Shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling securityholders of the Securities. We will bear all fees and expenses incident to our obligation to register the Securities.

The selling securityholders, which as used herein includes any of their pledgees, donees, transferees, assignees and successors, may from time to time offer and sell some or all of the Warrants or Warrant Shares covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

The selling securityholders may offer the Securities from time to time, either in increments or in a single transaction. The selling securityholders may also decide not to sell all the Securities they are allowed to sell under this prospectus. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The selling securityholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their Securities on any stock exchange, market or trading facility on which the Securities are traded or quoted, in the over the counter market or in private transactions. These sales may be at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices or negotiated prices. The selling securityholders may use any one or more of the following methods when selling the Securities:

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	block trades in which a broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that this registration statement becomes effective;

•	an agreement with broker-dealers to sell as agent for the selling securityholders a specified number of such securities at a stipulated price per share or otherwise at the prevailing market price;

•	through put or call options, including the writing of exchange-traded call options, or other hedging transactions related to common shares;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling securityholders may elect to make a pro rata in-kind distribution of their Warrants and/or Warrant Shares issuable upon exercise of the Warrants to their respective direct or indirect members. To the extent that such members are not affiliates of ours, such members would thereby receive freely tradeable Warrants and/or Warrant Shares, as applicable, pursuant to the distribution under this prospectus.

The selling securityholders may also sell the Securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholders (or, if any broker-

dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440-1.

In connection with the sale of the Securities covered hereby, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling securityholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the Securities to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling securityholders and any broker-dealers or agents that are involved in selling the Securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that the selling securityholders inform us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Securities. We will pay certain fees and expenses incurred by us incident to the registration of the Securities.

Because the selling securityholders may be deemed to be “underwriters” within the meaning of the Securities Act, they may be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder.

We have agreed to use reasonable best efforts to keep the registration statement of which this prospectus is a part continuously effective and in compliance with the Securities Act, and to prepare and file with the SEC any additional registration statements necessary in order to register for resale under the Securities Act all of the Warrants and Warrant Shares held by the selling securityholders, until, subject to certain exceptions, the Warrants and the Warrant Shares: (i) have been sold pursuant to an effective registration statement; (ii) have been disposed of pursuant to any section of Rule 144 under the Securities Act; (iii) are held by the Company or one of its subsidiaries or cease to be outstanding; (iv) have been sold or disposed of in a transaction in which the transferor’s rights under the Veritas Registration Rights Agreement are not assigned to the transferee of the Securities; or (v) become eligible for resale without restriction and without volume limitations or the need for current public information pursuant to any section of Rule 144 under the Securities Act.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling securityholders or any other person. We will make copies of this prospectus available to the selling securityholders and are informing the selling securityholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the securities and certain other matters will be passed upon for us by Kirkland & Ellis LLP, Houston, Texas.

EXPERTS

The financial statements of Northern Oil and Gas, Inc. incorporated by reference in this Prospectus, and the effectiveness of Northern Oil and Gas’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

Certain estimates of our oil and natural gas reserves and related information included or incorporated by reference in this prospectus have been derived from the reports prepared by Cawley, Gillespie & Associates, Inc. All such information has been so included or incorporated by reference on the authority of such firm as an expert regarding the matters contained in its reports.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuances and Distribution

The following table sets forth the estimated expenses in connection with the securities being registered hereby, all of which will be borne by Northern Oil and Gas, Inc., a Delaware corporation (the “Company” or the “Registrant”) (other than any underwriting discounts and commissions, if any, transfer taxes and certain fees and disbursements of counsel, which will be borne by the selling securityholders).

SEC Registration Fee		$5,089.42
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Printing and Engraving Fees		*
Miscellaneous		*

Total	$	*

*	Estimated expenses are not presently known.

Item 15. Indemnification of Directors and Officers

Under our restated certificate of incorporation, as amended (our “Certificate of Incorporation”), and bylaws (and in accordance with Section 145 of the Delaware General Corporation Law (the “DGCL”)), we will indemnify to the fullest extent permitted by the DGCL any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including civil, criminal, administrative, investigative or other proceedings, by reason of the fact that the person is or was a director, officer or employee of the Company, or is or was serving in that capacity or as an agent at the request of the Company for another entity.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue, or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized by Section 145 of the DGCL

Section 145(e) of the DGCL further provides that such expenses (including attorneys’ fees) incurred by former directors and officers or other employees or agents of the corporation may be so paid upon such terms and conditions as the corporation deems appropriate.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Our Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Under Section 102(b)(7) of the DGCL, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty can be limited or eliminated except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (relating to unlawful payment of dividend or unlawful stock purchase or redemption) or (4) for any transaction from which the director derived an improper personal benefit.

Our indemnity covers expenses, judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred in connection with the defense or settlement of an action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interest and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. We will indemnify a person in a derivative action under the same conditions, except that no indemnification is permitted without judicial approval if the person is adjudged to be liable to us in performance of his or her duty. Derivative actions are actions by us or in our right to procure a judgment in our favor. Our agents may be similarly indemnified at the discretion of our board of directors.

All of our directors and officers are covered by an insurance policy that we maintain against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission (the “SEC” or the “Commission”) such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated as of November 16, 2021, by and among Northern Oil and Gas, Inc., and Veritas TM Resources, LLC, Veritas Permian Resources, LLC, Veritas Lone Star Resources, LLC, and Veritas MOC Resources, LLC (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed with the SEC on November 16, 2021)#

4.1	Description of Northern Oil and Gas, Inc. Capital Stock (incorporated by reference to Exhibit 4.1 to our Annual Report on Form 10-K filed with the SEC on February 25, 2022)

4.2	Form of Warrants to Purchase Common Shares (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on January 31, 2022)

4.3	Restated Certificate of Incorporation of Northern Oil and Gas, Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on August 27, 2018)

4.4	Certificate of Amendment to Restated Certificate of Incorporation of Northern Oil and Gas, Inc., dated September 18, 2020 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on September 24, 2020)

4.5	By-Laws of Northern Oil and Gas, Inc. (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed with the SEC on May 15, 2018)

4.6	Certificate of Designations of 6.500% Series A Perpetual Cumulative Convertible Preferred Stock of Northern Oil and Gas, Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on November 26, 2019)

4.7	Certificate of Amendment to Certificate of Designations of 6.500% Series A Perpetual Cumulative Convertible Preferred stock of Northern Oil and Gas, Inc., dated January 2, 2020 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on January 6, 2020)

4.8	Certificate of Amendment to Certificate of Designations of 6.500% Series A Perpetual Cumulative Convertible Preferred stock of Northern Oil and Gas, Inc., dated January 17, 2020 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on January 22, 2020)

4.9	Form of Certificate for the 6.500% Series A Perpetual Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on November 26, 2019)

5.1	Opinion of Kirkland & Ellis LLP

10.1	Registration Rights Agreement, dated January 27, 2022, by and between Northern Oil and Gas, Inc., Veritas Permian II, LLC and Veritas MOC Holdings, LLC (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on January 31, 2022)

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Cawley, Gillespie & Associates, Inc.

23.3	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)

24.1	Powers of Attorney

107	Filing Fee Table

#

Certain schedules and exhibits have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made; a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on February 28, 2022.

Northern Oil and Gas, Inc.

By:	/s/ Nicholas O’Grady
Nicholas O’Grady
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nicholas O’Grady Nicholas O’Grady	Chief Executive Officer (Principal Executive Officer)	February 28, 2022

/s/ Chad Allen Chad Allen	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officers)	February 28, 2022

* Bahram Akradi	Chairman of the Board of Directors	February 28, 2022

* Lisa Bromiley	Director	February 28, 2022

* Roy Easley	Director	February 28, 2022

* Michael Frantz	Director	February 28, 2022

* Robert Grabb	Director	February 28, 2022

* Jack King	Director	February 28, 2022

* Stuart Lasher	Director	February 28, 2022

* Michael Popejoy	Director	February 28, 2022

* Jennifer Pomerantz	Director	February 28, 2022

*

Erik J. Romslo, by signing his name hereto, does hereby sign this Registration Statement on behalf of each of the above-named directors of the Registrant pursuant to powers of attorney duly executed by such persons.

By:	/s/ Erik J. Romslo
Erik J. Romslo
Attorney-in-Fact